Exhibit 99.1

PRELIMINARY—SUBJECT TO COMPLETION, DATED JANUARY 16, 2019

Denbury Resources Inc. 5320 Legacy Drive Plano, TX 75024

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailinfoug proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

DENBURY RESOURCES INC.
The Board of Directors recommends that you vote
FOR Proposals 1 and 2.

	For	Against	Abstain

1. Proposal to approve the issuance of Denbury common stock in connection with the Agreement and Plan of Merger, dated October 28, 2018.	☐	☐	☐

2.   Proposal to approve an amendment to the Denbury’s Second Restated Certificate of Incorporation to increase the number of shares of Denbury common stock authorized for issuance from 600,000,000 shares to 984,000,000 shares.

	☐	☐	☐

For address changes and/or comments, please check this box and write them on the back where indicated. NOTE: Such other business as may properly come before the meeting or any adjournment thereof.		☐

Please indicate if you plan to attend this meeting.	☐	☐
	Yes	No

Please sign name(s) exactly as shown below. When signing as executor, administrator, trustee or guardian, give full title as such; when shares have been issued in names of two or more persons, all should sign.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Please present this admission ticket and valid picture identification for admission to the Special Meeting

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:

The Notice and Proxy Statement are available at www.proxyvote.com.

Please detach here

DENBURY RESOURCES INC.

SPECIAL MEETING OF STOCKHOLDERS

[●], 2019 AT [●], CENTRAL TIME

5320 LEGACY DRIVE

PLANO, TEXAS 75024

Revocable Proxy – Company Common Stock

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE

SPECIAL MEETING OF STOCKHOLDERS

The stockholder(s) hereby appoint(s) [●], [●] and [●], or any of them as proxies, each with the power to appoint his substitute and hereby authorize (s) each of them to represent and to vote, as designated on the reverse side of this proxy and at their discretion on any matter that may properly come before the Special Meeting of Stockholders held on [●], 2019 at [●], Central Time (the “Special Meeting”), all of the shares of common stock of Denbury Resources Inc. that the stockholder(s) is/are entitled to vote at the Special Meeting and any adjournment(s) or postponement(s) thereof. This proxy hereby revokes any proxies previously submitted by the stockholder with respect to the shares represented by this proxy.

IF NO OTHER INDICATION IS MADE ON AN EXECUTED PROXY CARD, THE PROXIES WILL VOTE THE SHARES REPRESENTED BY THIS PROXY FOR PROPOSALS 1 AND 2.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

Your telephone or Internet vote authorizes the proxies to vote the shares in the same manner as if you marked, signed and returned your proxy card.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

See reverse for voting instructions.